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                                                                  Exhibit 10.39

                             SETTLEMENT AGREEMENT
                                      AND
                                MUTUAL RELEASE

   This Settlement Agreement and Mutual Release (the "Agreement") is made as of the 18th day of October, 2001 between BENTHOS, INC., a Massachusetts corporation with a usual place of business situated at 49 Edgerton Drive, North Falmouth, Massachusetts 02556 ("Benthos") and RJE INTERNATIONAL, INC., a California corporation with a usual place of business situated at 15375 Barranca Parkway, Suite B107, Irvine, California 92618 ("RJE").

                             W I T N E S S E T H:

   WHEREAS, Datasonics, Inc. and RJE were parties to a certain Distribution Agreement, dated June 17, 1996 (the "Distribution Agreement"), pursuant to which RJE was the exclusive world-wide distributor of certain products manufactured by Datasonics, Inc., as more fully described therein (the "Products"); and

   WHEREAS, on or about August 19, 1999, Benthos purchased substantially all of the assets of Datasonics and in connection therewith all of the rights and obligations of Datasonics, Inc. pursuant to the Distribution Agreement were assigned, with the consent of RJE, to Benthos; and

   WHEREAS, on or about August 29, 2001, Benthos terminated the Distribution Agreement by written notice to RJE; and

   WHEREAS, Benthos sold and delivered to RJE and RJE accepted the Products with an aggregate selling price of $452,283.73, which sum has not been paid by RJE to Benthos; and

   WHEREAS, on March 21, 2001 Benthos filed a Statement of Claim with the Boston Division of the American Arbitration Association, Case No. 11 1810016201 (the "Arbitration Proceeding"); and

   WHEREAS, on or about August 30, 2001, Benthos filed a complaint in a matter referred to as Benthos, Inc. v. RJE International, Inc, Case No. 01CC11262, in the Superior Court of Orange County, State of California (the "California Action"); and

   WHEREAS, Benthos and RJE want to settle all of the outstanding matters related to the Distribution Agreement, the Arbitration Proceeding and the California Action and reduce their agreement with respect to the same to writing.

   NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Benthos and RJE hereby mutually agree as follows.

   1. Settlement. Subject to the terms and conditions of this Agreement, Benthos and RJE agree to compromise their differences and fully resolve all outstanding issues in connection with the Distribution Agreement, the Arbitration Proceeding and the California Action.

   2. Termination of Distribution Agreement. The Distribution Agreement has been effectively terminated in accordance with its terms. The parties acknowledge that any continuing obligations which survive the termination of the Distribution Agreement shall continue notwithstanding the release contained in Section 10 of this Agreement.

   3. Funds Due Benthos. RJE will pay the sum of Two Hundred Forty Five Thousand Dollars ($245,000) to Benthos as follows: (a) $10,000 will be paid to Benthos on the date hereof in immediately available funds by the wiring of such funds to Benthos pursuant to the written wiring instructions from Benthos; and
(b) RJE

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will execute and deliver to Benthos on the date hereof the promissory note in the original principal amount of Two Hundred Thirty Five Thousand Dollars ($235,000) in the form of the promissory note attached hereto as Exhibit A (the "Promissory Note").

   4. Return of Products. RJE has shipped to Benthos and Benthos acknowledges receipt of the Products listed on Exhibit B (the "Returned Products"). RJE and Benthos agree to the value for the Returned Products set forth thereon. The Returned Products will be held in escrow by Benthos on behalf of RJE in accordance with the provisions hereof. RJE hereby acknowledges that the Returned Products are subject to a lien of Imperial Bank. RJE specifically covenants and agrees that on or before November 16, 2001, RJE shall deliver to Benthos UCC-3 form or forms that unconditionally and unequivocally releases any and all liens on the Returned Products, including without limitation, the lien of Imperial Bank (or any successor). Upon the delivery of the aforementioned UCC-3 form or forms, title to the Returned Products will transfer to Benthos and thereafter all right, title and interest in the Returned Products will be vested in Benthos. RJE covenants that it will, at any time and from time to time, after the date hereof, upon the reasonable request of Benthos, perform, execute, acknowledge and deliver, or cause to be performed, executed acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better assigning, transferring, granting, conveying, assuring and confirming to Benthos, title to and possession of the Returned Products. Further, RJE covenants that RJE is the lawful owner of the Returned Products, has the right and title to transfer the Returned Products to Benthos, RJE will defend the right and title of Benthos to the Returned Products against the claims and demands of all persons and, after the release of the aforementioned lien of Imperial Bank, the Returned Products will be free from all liens, claims, encumbrances and security interests. If RJE fails to provide the form
(s) UCC-3 as required hereby then Benthos may exercise the remedies set forth in Section 8 hereof. RJE will indemnify and hold Benthos harmless with respect to any claims brought by anyone against Benthos, which claims arise from or are the result of Benthos holding the Returned Products in escrow on behalf of RJE in accordance with this Section 4.

   5. Security Agreement. In order to secure the obligations of RJE under the Promissory Note and this Agreement, on the date hereof, RJE will execute and deliver to Benthos the Security Agreement attached hereto as Exhibit B.

   6. California Action.

      6.1 Stipulation for Judgment. Upon the execution of this Settlement Agreement, the parties shall execute a Stipulation for Entry of Judgment in the California Action substantially in the form of Exhibit C to this Agreement (the "Stipulation for Judgment"), which shall provide that judgment be entered in favor of Benthos against RJE in the sum of Four Hundred Fifty-Two Thousand Two-Hundred Eighty Three Dollars and 73/100 ($452,283.73), without pre-judgment interest but with post judgment interest, minus the value of the Returned Products retained by Benthos and minus the amount of payments made by RJE to Benthos pursuant to this Agreement. Benthos shall not file the Stipulation for Judgment unless a Default (as defined in the Security Agreement or the Promissory Note) occurs (a "Default"). Upon the occurrence of any Default, Benthos shall be entitled to file the Stipulation for Judgement and apply for Entry of Judgment thereon. As provided above, in any Judgment issued, RJE shall be credited with any payments made to Benthos pursuant to this Agreement, as well as the value of Returned Product retained by Benthos.

      6.2 Dismissal with Prejudice. Upon timely performance by RJE of all obligations of RJE under this Agreement, Benthos shall file a Request for Dismissal With Prejudice of the California Action (the "California Action Dismissal").

      6.3 Notice of Conditional Settlement. Upon the execution of this Agreement, Benthos shall file and serve in the California Action, a Notice of Conditional Settlement, substantially in the form of Exhibit D to this Agreement, which shall notify the court of the date on and conditions under which the California Action Dismissal will be filed.

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   7. Representations and Warranties.

      7.1 Representations and Warranties of RJE. RJE hereby represents and warrants to Benthos that:

          (i) Since January 1, 2001, no transfers of assets or distributions have been made from RJE, except in the ordinary course of business and in a manner consistent with past business practices and in each such case for fair consideration. RJE has elected to be taxed pursuant to Subchapter S of the Internal Revenue Code.

          (ii) The Security Agreement and the filing of an appropriate UCC-1 financing statement will give Benthos a valid perfected lien on the assets of RJE, subject only to the first lien of Imperial Bank (and any successor) on file on the date hereof at the office of the Secretary of State of California.

          (iii) Attached hereto as Exhibit E is a copy of a loan revision/extension agreement, dated August 24, 2001, with respect to a certain promissory note, dated August 3, 2000, in the original principal amount of $650,000, the maker of which is RJE and the payee of which is Imperial Bank (the "Imperial Note").

          (iv) The maximum amount of credit available to RJE under the Imperial
       Note is $396,000.

          (v) No statement made or information provided herein by RJE contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements or information provided not misleading.

      7.2 Survival of Representations and Warranties. The representations and warranties of RJE set forth in Section 7.1 above shall survive until the satisfaction of all of the obligations of RJE under the Promissory Note.

   8. Remedies. If RJE fails to deliver the form(s) UCC-3 to Benthos as required by Section 4, then on or before November 30, 2001 RJE shall pay to Benthos the sum of One Hundred Ten Thousand Dollars ($110,000), and Benthos shall return to RJE the Returned Product. The failure of RJE to make the payment due on November 30, 2001, as set forth in this Section, shall be deemed a Default permitting Benthos to file the Stipulation for Judgment in accordance with Section 6.1.

   9. Dismissal of Claims. RJE and Benthos shall execute and deliver to the American Arbitration Association whatever documentation is required to dismiss without prejudice the Arbitration Proceeding.

   10. Mutual Release. RJE and Benthos hereby release any and all claims, actions, causes of action or demands whatsoever against one another (and each of their respective officers, directors, affiliates, subsidiaries, agents, attorneys, employees, predecessors, successors and assigns), whether presently known or unknown, both in law and in equity, which RJE and Benthos and/or their successors or assigns ever had, now have or hereafter, shall or may have from the beginning of the world until the date hereof, including without limitation, upon or by reason of any matter or cause arising out of or in any way related to the Distribution Agreement or the termination thereof, as well as any and all claims as set forth in the Arbitration Proceeding and the California Action. Neither the foregoing release, nor the provisions of Section 11, apply to or diminish the continuing obligations of RJE under this Agreement, the Promissory Note or the Security Agreement.

   11. Waiver of Code Provisions. Each of the parties hereto does hereby acknowledge and agree that it is its intention that this Agreement shall be effective as a full and final accord and satisfaction and settlement of and as a bar to each and every claim, demand, debt, account, reckoning, liability, obligation, cost, expense, lien, action and cause of action, heretofore referred to and released, which any party hereto has, or has had against the other parties hereto arising out of the matters as alleged in the Arbitration Proceeding as well as the California Action. In connection with such waiver and relinquishment, each of the parties hereto acknowledges that it is aware that it or its attorney may hereafter discover facts different from or in addition to the facts which it or its attorney now knows or believes to be true with respect to the subject matter of this Agreement, but that it is each party's

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intention to fully, finally, absolutely and forever settle any and all claims, disputes and differences which now exist or heretofore have existed between them. In furtherance of such intention the mutual releases herein given shall be and remain in effect as full and complete general mutual releases notwithstanding the discovery of any such different or additional facts. Therefore, each of the parties hereto acknowledges that it has been informed by respective attorneys and/or advisors of, and that each party is familiar with
Section 1542 of the Civil Code of the State of California which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Each of the parties hereto does hereby abandon, release, waive and relinquish all rights and benefits which they may acquire under Section 1542 of the Civil Code of the State of California pertaining to the subject matter of this Agreement.

   12. Complete Settlement. This Agreement shall be a full, binding and complete settlement between the parties to this Agreement, save only and excepting the future, executory provisions of this Agreement, the Promissory Note and the Security Agreement. This Agreement constitutes the entire Agreement among the parties with respect to the subject matter of this Agreement and supersedes any prior agreements and understandings with respect to such subject matter. This Agreement may be changed, waived, modified or terminated only by a written instrument signed by all parties to this Agreement. Notwithstanding the foregoing, the parties are not relieved of any continuing obligations that they may have to one another under this Agreement, the Promissory Note and the Security Agreement.

   13. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without in any manner affecting the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

   14. Counterparts and Fax Signatures. This Agreement may be signed using one or more counterparts and by the use of facsimile transmission of signatures. The several executed copies together shall be considered an original and shall be binding on the parties.

   15. No Admission. This Agreement represents a compromise and resolution of a dispute, and neither this Agreement nor the parties' willingness to enter into it shall be construed as an admission or acknowledgment of liability or the validity of any claim or defense asserted by any party to this Agreement.

   16. Authority. Any individual signing this Agreement on behalf of any party represents and warrants that he or she has full authority to do so.

   17. Confidentiality. The parties further agree to refrain from publicly discussing the terms of this Agreement or the allegations made in the Arbitration Proceeding or the California Action. The terms of this Agreement are to be maintained as strictly confidential by both parties and neither party may share the terms of this Agreement with any other person without the prior written consent of the other party or except as may be ordered by a court or required by law, legal ethics or federal securities laws.

Benthos:                                  BENTHOS, INC.

                                                  /s/ RONALD L. MARSIGLIO
                                          By: _________________________________
                                                    Ronald L. Marsiglio
                                             President and Chief Executive
                                                          Officer

RJE:                                      RJE INTERNATIONAL, INC.

                                                     /s/ ROBERT JECHART
                                          By: _________________________________
                                                       Robert Jechart
                                                         President

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                             SCHEDULE OF EXHIBITS

Exhibit A Promissory Note
Exhibit B Security Agreement
Exhibit C Stipulation for Entry of Judgment
Exhibit D Notice of Conditional Settlement
Exhibit E Imperial Note Loan Revision/Extension Agreement

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